UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 17, 2005

Sparton Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of Principal Executive Offices)	(Zip Code)

(517) 787-8600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Changes to Director Compensation. On June 17, 2005, the Board of Directors (the “Board”) of Sparton Corporation (the “Company”) reviewed and approved certain changes to the Company’s compensation program for non-employee and employee members of the Board. The changes approved by the Board are summarily described below.

     A non-employee member of the Board will be paid the following:

An annual retainer of $8,600 for his or her services as a director for the fiscal year ending July 1, 2005.

An annual retainer of $10,000 for his or her services as a director for the fiscal year ending July 1, 2006.

A fee of $600 for attending each regularly scheduled board meeting and the annual meeting.

A fee of $500 for attending each regularly scheduled committee meeting and each special meeting of the Board.

     An employee member of the Board will be paid the following:

A fee of $500 for attending each regularly scheduled board meeting and each special meeting of the Board.

     In addition, both non-employee and employee Board members will receive stock options as recommended by the Compensation Committee and determined by the Board pursuant to the Amended and Restated Sparton Corporation Stock Incentive Plan as approved by the shareholders of the Company on October 24, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
/s/ David W. Hockenbrocht

David W. Hockenbrocht Chief Executive Officer June 20, 2005